UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.01 Regulation FD Disclosure

On March 17, 2008, Movie Gallery, Inc. (“Movie Gallery” or the “Company”) and certain of its affiliates (collectively, the “Debtors”) filed their unaudited combined monthly operating report for the period January 7, 2008 through February 10, 2008 (the “First Monthly Operating Report”). On April 14, 2008, the Debtors filed their unaudited combined monthly operating report for the period February 11, 2008 through March 9, 2008 (the “Second Monthly Operating Report,” together with the First Monthly Operating Report, the “Monthly Operating Reports”) with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”). Exhibit 99-1 to this Current Report on Form 8-K contains the unaudited First Monthly Operating Report as filed with the Bankruptcy Court. Exhibit 99-2 to this Current Report on Form 8-K contains the unaudited Second Monthly Operating Report as filed with the Bankruptcy Court.

The Monthly Operating Reports are limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with reporting requirements of the Bankruptcy Court and the Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). The financial information contained in the Monthly Operating Reports are preliminary and unaudited and do not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. The Company cautions readers not to place undue reliance on the Monthly Operating Reports. The Monthly Operating Reports may be subject to revision. The Monthly Operating Reports are in a format required by the Bankruptcy Court and the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Reports should not be viewed as indicative of future results.

Additional information about the Debtors’ chapter 11 cases pending in the Bankruptcy Court (the “Chapter 11 Cases”), including access to court documents and other general information about the Chapter 11 Cases, is available online at http://www.kccllc.net/moviegallery.

Limitation on Incorporation by Reference

The Monthly Operating Reports are being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission (“SEC”) shall not incorporate the Monthly Operating Reports or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to successfully implement all post-emergence aspects of its confirmed plan of reorganization (the “Plan”); (ii) the ability of the Company to continue as a going concern; (iii) the ability of the Company to operate subject to the terms of its financing facilities; (iv) the Company’s ability to obtain court approval with respect to motions in the proceedings under chapter 11 of the United States Bankruptcy Code prosecuted by it from time to time; (v) risks associated with a termination of the Plan and financing availability; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts and leases that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (x) the ability of the Company to attract, motivate and/or retain key executives and associates; (xi) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xii) increased competition in the video and game rental and sale industry. Other risk factors are listed from time to time in the Company’s SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

The Plan provides that all of Movie Gallery’s common stock and other equity interests will be cancelled for no consideration.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Monthly Operating Report for the period January 7, 2008 to February 10, 2008

99.2	Monthly Operating Report for the period February 11, 2008 to March 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.
Date: May 2, 2008
	BY:	/s/ Thomas D. Johnson, Jr.
Thomas D. Johnson, Jr.
Executive Vice President, Chief Financial Officer

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